                                                                   EXHIBIT 10.29

                                                                  Execution Copy

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                             GSM OPERATING AGREEMENT

                                     between

                          AT&T WIRELESS SERVICES, INC.

                                       and

                          DOBSON CELLULAR SYSTEMS, INC.

                            Dated as of July 11, 2003

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

                                TABLE OF CONTENTS

                                                                        Page
                                                                        ----
ARTICLE 1 DEFINITIONS...................................................   1

ARTICLE 2 GSM SYSTEMS...................................................   5

         Section 2.1       Construction.................................   5
         Section 2.2       Interoperability.............................   5
         Section 2.3       Network Performance Standards................   6
         Section 2.4       Core Features and Services...................   6

ARTICLE 3 EDGE AND NEW TECHNOLOGIES.....................................   6

         Section 3.1       EDGE.........................................   6
         Section 3.2       New Technologies.............................   7

ARTICLE 4 LIMITED EXCLUSIVITY...........................................   7

         Section 4.1       Limited Exclusivity..........................   7
         Section 4.2       Competitive Transactions.....................   8
         Section 4.3       Limitations on Relief........................   8
         Section 4.4       AWS TDMA Cell Sites..........................   9
         Section 4.5       Roadrunner Arrangements......................   9

ARTICLE 5 ROAMING PREFERENCE............................................   9

         Section 5.1       Roaming Preference...........................   9

ARTICLE 6 OTHER AGREEMENTS..............................................  10

         Section 6.1       Further Assurances...........................  10
         Section 6.2       Reporting Obligations........................  10
         Section 6.3       Test Procedures..............................  10
         Section 6.4       Funding......................................  10
         Section 6.5       Compliance with Law..........................  10
         Section 6.6       Confidentiality..............................  10
         Section 6.7       Force Majeure................................  11

ARTICLE 7 TERM AND TERMINATION..........................................  12

         Section 7.1       Term.........................................  12
         Section 7.2       [Section intentionally omitted]..............  12
         Section 7.3       Termination by AWS...........................  12
         Section 7.4       Termination by DCS...........................  12
         Section 7.5       Effect of Termination........................  13

ARTICLE 8 DISPUTE RESOLUTION............................................  13

ARTICLE 9 INDEMNIFICATION...............................................  15

         Section 9.1       Indemnification by DCS.......................  15
         Section 9.2       Indemnification by AWS.......................  15
         Section 9.3       Procedures...................................  16

ARTICLE 10 MISCELLANEOUS................................................  17

         Section 10.1      Entire Agreement.............................  17
         Section 10.2      Amendment; Waiver............................  17
         Section 10.3      Specific Performance.........................  17
         Section 10.4      Remedies Cumulative..........................  17
         Section 10.5      Successors and Assigns.......................  18
         Section 10.6      No Third Party Beneficiaries.................  18
         Section 10.7      Further Assurances...........................  18
         Section 10.8      Notices......................................  18
         Section 10.9      Governing Law................................  19
         Section 10.10     Severability.................................  19
         Section 10.11     Independent Contractors......................  19
         Section 10.12     Counterparts.................................  19
         Section 10.13     Construction.................................  20

Schedules
---------
Schedule I        DCS Markets
Schedule II       Comparable Markets
Schedule 2.1      Construction Plan
Schedule 2.3      Network Performance Standards
Schedule 2.4      Core Features and Services
Schedule 4.1      Overlap Markets
Schedule 4.4      AWS TDMA Cell Sites

                             GSM OPERATING AGREEMENT

         GSM Operating Agreement, dated as of July 11, 2003, between AT&T Wireless Services , Inc., a Delaware corporation ("AWS"), and Dobson Cellular Systems, Inc., an Oklahoma corporation ("DCS").

         WHEREAS, in order to induce AWS to enter into the GSM Roaming Agreement (as defined below), DCS has agreed to construct and operate GSM/GPRS Systems (as defined below) to provide GSM/GPRS roaming services to customers of AWS in the DCS Markets (as defined below) in accordance with the terms of this Agreement.

         NOW, THEREFORE, the parties hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         "3GPP" means Third Generation Partnership Project.

         "ACC" means American Cellular Corporation.

         An "affiliate" of, or person "affiliated" with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified. ACC shall not be considered an affiliate of DCS for purposes of this Agreement.

         "AWS" is defined in the preamble.

         "AWS GSM Systems" means GSM/GPRS Systems owned by AWS or its affiliates.

         "AWS Indemnified Party" is defined in Section 9.1.

         "AWS TDMA Systems" means TDMA Systems owned by AWS or its affiliates.

         "Change of Control of AWS" means (i) any circumstance, event or transaction following which any person or group (as such term is used in Sections 13(d) and 14(d) of the Exchange Act and the regulations thereunder) is the "beneficial owner" (as such term is used in Rules 13d-3, 13d-5 or 16a-1 under the Exchange Act) of more than 50% of the voting power of the Voting Securities of AWS (on a fully diluted basis, treating Equity Interests of AWS issuable upon the conversion, exchange or exercise of convertible or exchangeable securities, or other rights to acquire Equity Interests, as issued and outstanding) or otherwise has the power, acting alone, to control AWS; or
(ii) the sale of all or substantially all of AWS's stock, business or assets (including through a merger or otherwise).

         "Cingular" means Cingular Wireless, LLC.

         "Claim" is defined in Section 9.3(a).

         "Comparable AWS Market" means, with respect to any DCS Market set forth on Schedule II, the AWS market(s) set forth opposite such DCS Market on Schedule II.

         "Comparable DCS Market" means, with respect to any AWS market set forth on Schedule II, the DCS Market(s) set forth opposite such AWS market on Schedule II.

         "Competitive Services" is defined in Section 4.1(a).

         "Competitive Systems" is defined in Section 4.2(a).

         "Competitive Transactions" is defined in Section 4.2(a).

         "control" (including the terms controlling, controlled by and under common control with) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

         "DCS" is defined in the preamble.

         "DCS GSM Systems" is defined in Section 2.1.

         "DCS Indemnified Party" is defined in Section 9.2.

         "DCS Markets" means the markets listed on Schedule I.

         "DCS TDMA Systems" means TDMA Systems owned by DCS or its affiliates.

         "Dispute" is defined in paragraph (a) of Article 8.

         "Dispute Notice" is defined in paragraph (c) of Article 8.

         "EDGE" means Enhanced Data for GSM Evolution, a wireless communications technology based on GSM and defined by the relevant ETSI or 3GPP standards.

         "EDGE Deployment Percentage" means, with respect to any DCS Market or AWS market listed on Schedule II, a fraction the numerator of which is the number of cell sites of DCS or AWS, as applicable, in such market in which EDGE technology has been deployed and the denominator of which is the number of cell sites of DCS or AWS, as applicable, in such market in which GSM technology has been (or, in the case of DCS, is then required in accordance with Schedule 2.1 to be) deployed.

         "EDGE Deployment Reports" has the meaning set forth in Section 3.1.

         "Equity Interests" means capital stock, partnership interests, limited liability company interests or other ownership or beneficial interests of any person.

         "ETSI" means the European Telecommunications Standardisation Institute.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

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         "Fair Market Value" means, with respect to any asset, as of the date of determination, the cash price at which a willing seller would sell and a willing buyer would buy such asset in a transaction negotiated at arm's length, each being apprised of and considering all relevant facts, circumstances and factors, and neither acting under compulsion, with the parties being unaffiliated third parties acting without time constraints.

         "Force Majeure Event" has the meaning set forth in Section 6.7.

         "GPRS" means General Packet Radio Service, a wireless communications technology based on GSM and defined by the relevant ETSI or 3GPP standards, including EDGE if EDGE is implemented by DCS in accordance with Section 3.1.

         "GSM" means Global System for Mobile communication, a wireless communications technology defined by the relevant ETSI or 3GPP standards.

         "GSM Covered Pops" means (i) with respect to any Comparable AWS Markets, as of any date of determination, the number of Pops then served by AWS GSM Systems in such Markets, and (ii) with respect to any Comparable DCS Markets, as of any date of determination, the number of Pops then served by DCS GSM Systems in such Markets.

         "GSM/GPRS System" means a mobile wireless system using technology that combines GSM for voice communications and GPRS for data communications.

         "GSM Roaming Agreement" means the Roaming Agreement for GSM/GPRS of even date herewith between AWS and DCS.

         "Indemnified Person" is defined in Section 9.3(a).

         "Indemnifying Person" is defined in Section 9.3(a).

         "Licensed Pops" means, with respect to any person in any market, Pops covered by any FCC license authorizing such person to provide mobile wireless communications services in such market.

         "Losses" is defined in Section 9.1.

         "Major Competing Carrier" means Cingular, Sprint Corporation, Verizon Wireless, T-Mobile USA, Inc. and Nextel Communications, Inc. and their respective successors, and any joint venture or other combination of their respective assets or businesses.

         "New Technology" means UMTS and any other wireless hardware and/or software technology other than TDMA, GSM, GPRS or EDGE.

         "Overlap Markets" means those portions of the DCS Markets in which, after giving effect to a Competitive Transaction, the Surviving Entity or its controlled affiliates own, manage, operate or control Competitive Systems that provide mobile wireless communications services.

         "Overlap Pops" means the Licensed Pops of DCS in any Overlap Markets.

         "person" means an individual, a government or governmental subdivision or agency, and any legal or commercial entity.

         "Pops" means, with respect to any licensed area, the residents of such area based on the most recent publication by Claritas Inc.

         "Response" is defined in paragraph (c) of Article 8.

         "Section 7.3(b) Event" means (i) any circumstance, event or transaction following which a Major Competing Carrier, alone or as part of a group (as such term is used in Section 13(d) and 14(d) of the Exchange Act and the regulations thereunder), is the "beneficial owner" (as such term is used in Rules 13D-3, 13D-5 or 16A-1 under the Exchange Act) of more than 50% of the voting power of the Voting Securities of DCS (on a fully diluted basis, treating Equity Interests of DCS issuable upon the conversion, exchange or exercise of convertible or exchangeable securities, or other rights to acquire Equity Interests, as issued and outstanding) or otherwise has the power, acting alone, to control DCS; or (ii) the sale of all or substantially all of DCS's stock, business or assets (including through a merger or otherwise) to a Major Competing Carrier.

         "Senior Party Representatives" is defined in paragraph (b) of
Article 8.

         A "subsidiary" of a specified person is an affiliate controlled by such person directly, or indirectly through one or more intermediaries. ACC shall not be considered a subsidiary of DCS for purposes of this Agreement.

         "Surviving Entity" means, with respect to a Competitive Transaction, the surviving entity or other person that as a result of such Competitive Transaction owns, manages, operates or controls Competitive Systems.

          "TDMA" means Time Division Multiple Access, a wireless communications technology defined by the relevant Telecommunications Industry Association standard. For the avoidance of doubt, TDMA does not include GSM, GPRS, EDGE, UMTS or any other wireless communications technology.

         "TDMA Covered Pops" means (i) with respect to any Comparable AWS Markets, as of any date of determination, the number of Pops then served by AWS TDMA Systems in such Markets, and (ii) with respect to any Comparable DCS Markets, as of any date of determination, the number of Pops then served by DCS TDMA Systems in such Markets.

         "TDMA System" means a mobile wireless system using TDMA technology.

         "Term" is defined in Section 7.1.

         "Transaction Pops" means the Licensed Pops in the markets that are acquired by the Surviving Entity in a Competitive Transaction.

         "UMTS" means Universal Mobile Telecommunications Service, a wireless communications technology based on GSM and under development by 3GPP.

         "User Interface" means the process, functional commands, and look and feel by which a mobile wireless service subscriber operates and utilizes the mobile wireless services and service features provided by a GSM/GPRS System, including the sequence and detail of specific commands or service codes, the detailed operation and response of subscriber equipment to the sequence of keys pressed to effect subscriber equipment function, the response of subscriber equipment to the activation of these keys or signals or data from the GSM/GPRS System, the manner in which information is displayed on the screen of subscriber equipment, and the use of announcement tones and messages.

         "Voting Securities" means equity securities of a person having the right to vote generally in the election of the directors (or persons performing equivalent functions) of such person.

                                    ARTICLE 2
                                   GSM SYSTEMS

         Section 2.1 Construction

         DCS shall construct and operate facilities-based mobile wireless telecommunications systems using EDGE-compatible GSM and GPRS technology (the "DCS GSM Systems") in the DCS Markets in accordance with the construction plan attached as Schedule 2.1. If DCS fails to construct any DCS GSM System in substantial compliance with such construction plan, and as a result AWS terminates its obligations under Article 4 with respect to any DCS Market in accordance with Section 7.2, AWS and its affiliates shall have the right, on commercially reasonable rates and other terms, to co-locate GSM/GPRS telecommunications equipment on towers, in shelters, on rooftops or at other facilities owned by DCS or its affiliates in such DCS Market.

         Section 2.2 Interoperability

         DCS shall at all times cause the DCS GSM Systems in the DCS Markets to be technologically compatible in all material respects (including with respect to switch-to-switch call handoffs) with the AWS GSM Systems in the Comparable AWS Markets. Without limiting the generality of the foregoing, DCS shall at all times cause the DCS GSM Systems in the DCS Markets to use substantially the same User Interface used in the AWS GSM Systems in the Comparable AWS Markets, so that the User Interface of the relevant DCS GSM Systems shall not differ, in a manner that shall be material to subscribers, from the User Interface of the relevant AWS GSM Systems. AWS shall from time to time notify DCS of changes to the User Interface or other elements of the AWS GSM Systems in the AWS markets listed on Schedule II, and DCS shall promptly, and in no event later than 120 days after delivery of any such notice, or such longer period as shall reasonably be required on account of delays caused by Force Majeure

Events or as the parties shall otherwise agree, implement such changes in the DCS GSM Systems in the Comparable DCS Markets.

         Section 2.3 Network Performance Standards

         DCS shall at all times cause the DCS GSM Systems in the DCS Markets to comply substantially with the network performance standards met by the AWS GSM Systems in the Comparable AWS Markets. The initial network performance standards for the DCS GSM Systems are set forth on Schedule 2.3. In any event, the standards shall be limited by the measures of performance being achieved and maintained by AWS in Comparable AWS Markets. AWS shall from time to time notify DCS of new or modified network performance standards met by the AWS GSM Systems in the AWS markets listed on Schedule II, and DCS shall promptly, and in no event later than 120 days after delivery of any such notice, or such longer period as shall reasonably be required on account of delays caused by Force Majeure Events or as the parties shall otherwise agree, implement such changes in the DCS GSM Systems in the Comparable DCS Markets. The support information for AWS's compliance with these modified standards shall be provided to DCS.

         Section 2.4 Core Features and Services

         DCS shall at all times cause the DCS GSM Systems in the DCS Markets to provide the core features and services provided by the AWS GSM Systems in the Comparable AWS Markets. The initial core features and services for the DCS GSM Systems are set forth on Schedule 2.4. AWS shall from time to time notify DCS of new or modified core features or services provided to subscribers in the AWS markets listed on Schedule II, and DCS shall promptly, and in no event later than 120 days after delivery of any such notice, or such longer period as shall reasonably be required on account of delays caused by Force Majeure Events or as the parties shall otherwise agree, implement such changes in the DCS GSM Systems in the Comparable DCS Markets.

                                    ARTICLE 3
                            EDGE AND NEW TECHNOLOGIES

         Section 3.1 EDGE

         Promptly after AWS begins offering EDGE service in any of its markets listed on Schedule II in connection with a nationwide launch that AWS expects to complete within 90 days, AWS will give DCS notice thereof, and thereafter will provide DCS with monthly reports ("EDGE Deployment Reports") of the EDGE Deployment Percentage in each of the AWS markets listed on Schedule II. Within 90 days following the delivery of each EDGE Deployment Report, DCS shall deploy EDGE technology, and provide EDGE service, in the DCS Markets such that the EDGE Deployment Percentage in each DCS Market is equal to or greater than the EDGE Deployment Percentage in the Comparable AWS Markets specified in such EDGE Deployment Report. DCS shall provide AWS with evidence reasonably satisfactory to AWS of DCS's deployment of EDGE in compliance with the preceding sentence.

         Section 3.2 New Technologies

         AWS will offer to DCS in writing the option of being the preferential roaming provider for AWS in the DCS Markets with respect to mobile wireless services using each New Technology that AWS deploys during the Term. DCS will have 30 days to elect to exercise any such option, whereupon the parties will promptly meet to discuss the terms and conditions of a new construction and roaming agreement relating to the New Technology. If the parties are unable to agree on terms within 30 days after the commencement of discussions, DCS will have no further rights, and AWS will have no further obligations, with respect to such New Technology or any technology subsequently adopted by AWS.

                                    ARTICLE 4
                               LIMITED EXCLUSIVITY

         Section 4.1 Limited Exclusivity

         (a) During the first three years of the Term and, if the parties agree or DCS so elects in accordance with Article 8.1.1(b)(ii) of the GSM Roaming Agreement, during the last two years of the Term, except as otherwise provided herein, AWS shall not, and shall cause its controlled affiliates not to, directly or indirectly, alone or jointly with any other person or entity, acquire or hold an ownership interest in, manage, operate, control or otherwise engage in, a business that provides or resells, or a license that facilitates or enables the provision or resale of facilities-based mobile wireless services using GSM, GPRS and (subject to Section 3.1) EDGE on any spectrum in any DCS Market (such services being referred to herein as "Competitive Services").

         (b) Notwithstanding the provisions of paragraph (a) above, AWS and its affiliates may:

                  (i) subject to the provisions of paragraph (c) below, acquire, hold, maintain and renew FCC licenses and mobile wireless telecommunications facilities, to the extent necessary or advisable to maintain and renew such licenses, including compliance with the construction requirements, and satisfaction with the substantial service requirement for license renewal expectancy, of applicable FCC rules, and DCS shall cooperate with AWS, at AWS's request and expense, in connection therewith;

                  (ii) acquire and hold ownership interests in any person (x) that is not an affiliate of AWS, (y) to which AWS and its controlled affiliates do not direct roaming traffic (in respect of Competitive Services) on a priority basis with respect to DCS and its subsidiaries and (z) that does not market Competitive Services (on a primary basis, tagline basis or otherwise) under the "AT&T Wireless" brand or any similar or successor brand used by AWS or its affiliates on a substantially national basis;

                  (iii) continue and complete construction of, and operate and provide service using, the GSM/GPRS cell sites set forth on Schedule 4.1, provided, that within 15 days following the date hereof, AWS shall remove from
         Schedule 4.1 any cell site with respect to which either (a) AWS has not commenced any development other than design, and has not incurred any out-of-pocket expenses or financial obligations to third parties, or
         (b) AWS has not, prior to July 11, 2003, executed a site lease, provided, that DCS reimburses AWS for all out-of-pocket expenses or third party financial obligations incurred by AWS in respect of such site. Notwithstanding the foregoing, AWS shall not be required to remove from Schedule 4.1 any GSM/GPRS cell site described in clause (b) above if such site would provide contiguity or completion of coverage between sites listed on Schedule 4.1. The parties will negotiate in good faith, but without any obligation on either party to agree to, the possible removal of additional sites from Schedule 4.1 subject to reimbursement by DCS of costs incurred by AWS in respect thereof;

                  (iv) enter into a Competitive Transaction in accordance with
         Section 4.2.

         (c) AWS will give DCS reasonable advance written notice of deadlines relating to construction and substantial service requirements with respect each license held by AWS or its subsidiaries in the DCS Markets. DCS will have 15 days from receipt of any such notice to elect in writing to comply with such requirements on behalf of AWS. If DCS makes such election with respect to a license, the parties shall promptly execute and deliver mutually satisfactory agreements providing for such compliance, in substantially the form of comparable agreements that previously have been entered into by the parties or their respective affiliates.

         Section 4.2 Competitive Transactions

         Section 4.1 shall not prohibit AWS and its affiliates from entering into a merger, consolidation, joint venture, purchase, investment, exchange or sale of assets, issuance or sale of securities, or other business combination transaction, with a person unaffiliated with AWS, that results in the Surviving Entity or its controlled affiliates owning, managing, operating or controlling systems providing Competitive Services in one or more of the DCS Markets ("Competitive Systems") (any such transaction, subject to the next sentence, being referred to as a "Competitive Transaction"); provided, that (i) upon consummation of the Competitive Transaction, the number of Overlap Pops is less than 25% of the number of Transaction Pops or (ii) within 180 days following consummation of the Competitive Transaction, the Surviving Entity and its controlled affiliates shall have ceased to own, manage, operate or control sufficient Competitive Systems such that the number of Overlap Pops is then less than 25% of the number of Transaction Pops. AWS will not expand, within the DCS Markets, the footprint of any Competitive System that it retains.

         Section 4.3 Limitations on Relief

         Notwithstanding any provision hereof to the contrary, DCS shall not be entitled to injunctive relief with respect to that portion of any proposed Competitive Transaction, or any other provisions of Section 4.1(b), that relate to service areas located outside the DCS Markets, and DCS's only remedy in respect of such provisions or portion of the proposed Competitive Transaction shall be to seek monetary damages from AWS. To the extent that any proposed Competitive Transaction or other provisions of Section 4.1(b) relate to service areas located within the DCS Markets, without prejudice to its other remedies, DCS shall be entitled to injunctive relief with respect to such provisions or portion of the proposed Competitive Transaction.

         Section 4.4 AWS TDMA Cell Sites

         Immediately following execution of this Agreement, AWS will cease new construction of TDMA cell sites in any portion of its markets that overlap with one or more DCS Markets (it being understood that AWS may continue to maintain and operate the TDMA cell sites in operation on the date hereof, including without limitation the cell sites listed in Schedule 4.4).

         Section 4.5 Roadrunner Arrangements

         AWS will release Cingular from its obligations to AWS to construct GSM/GPRS Systems in the DCS Markets, as long as Cingular provides AWS with value equivalent to the value to AWS of Cingular's performance of such obligations.

                                    ARTICLE 5
                               ROAMING PREFERENCE

         Section 5.1 Roaming Preference

         (a) AWS, in its capacity as HPMN Operator (as defined in the GSM Roaming Agreement), shall cause substantially all of its customers, when roaming in any DCS Market, to normally seek GSM roaming service and GPRS roaming service from DCS prior to seeking GSM roaming service or GPRS roaming service from any other carrier other than Cingular and NPI Wireless; provided, that DCS shall have constructed and shall be operating a GSM System in such DCS Market in substantial compliance with the provisions of Article 2, and is otherwise in substantial compliance with the provisions of the GSM Roaming Agreement.

         (b) DCS, in its capacity as HPMN Operator, shall cause substantially all of its customers, when roaming in any AWS market, to normally seek GSM roaming service and GPRS roaming service from AWS prior to seeking GSM roaming service or GPRS roaming service from any other carrier; provided, that AWS is in substantial compliance with the provisions of the GSM Roaming Agreement.

                                   ARTICLE 6
                                OTHER AGREEMENTS

         Section 6.1 Further Assurances

         Each party will execute and deliver such further documents and take such further actions as the other party may reasonably request consistent with the provisions hereof in order to effect the intent and purposes of this Agreement.

         Section 6.2 Reporting Obligations

         DCS and AWS shall provide the other party with quarterly reports on the status of construction and operating metrics of the DCS GSM Systems in the DCS Markets and the AWS GSM Systems in the Comparable AWS Markets, respectively, and with such other reports as the other party may reasonably request and which are reports regularly prepared by such party or may be prepared without material cost or expense.

         Section 6.3 Test Procedures

         The parties shall use reasonable best efforts to complete, as soon as practicable, all test procedures necessary in order to enable the parties to provide Services (as defined in the GSM Roaming Agreement).

        Section 6.4 Funding

         DCS is solely responsible for financing all costs and expenses relating to the performance of its obligations under this Agreement. Neither AWS nor any of its affiliates shall have any responsibility for providing any financing or assisting DCS in obtaining any financing.

         Section 6.5 Compliance with Law

         Each party will comply in all material respects with the FCC Rules and all other applicable laws, rules and regulations in performing its obligations under this Agreement.

         Section 6.6 Confidentiality

         (a) DCS and AWS agree that all aspects of the contents of this Agreement shall be treated as confidential and that no information in respect of the content of this Agreement shall be disclosed without the prior written consent of both DCS and AWS except (i) as required by law or legal process, (ii) to a party's employees who need to know same and such party's attorneys, advisors, representatives, agents, lenders, insurers, and current or potential investors (collectively, "Representatives"), (iii) in the Offering Memorandum and such other disclosure documents as, in the good faith judgment of DCS's outside legal counsel, are necessary to effect the Restructuring ("Reorganization Disclosure") and (iv) as necessary to implement this Agreement and inform customers.

         (b) DCS and AWS hereby agree to treat all information exchanged between them in connection with this Agreement (hereinafter referred to as "Information") as confidential and agree not to disclose such Information in any manner whatsoever, in whole or in part except as provided in this Section 6.6. The other party shall not use any Information other than in connection with (i) the discussions between them and any transactions resulting therefrom, (ii) for the purpose of obtaining funds or insurance or in connection with any bona fide business transaction, in which case the disclosing party shall advise the lenders or insurance companies of such party's confidentiality obligation under this Section 6.6 before disclosing the Information and (iii) Reorganization Disclosure. Each party shall be liable in accordance with Article 9 to the other party in respect of any unauthorized disclosure of Information made by its Representatives to whom it has disclosed Information.

         (c) In addition to the above, Information may be transmitted to governmental, judicial or regulatory authorities, as may be required by any governmental, judicial or regulatory authority, provided, that the party transmitting such Information gives the other party reasonable notice and opportunity to seek confidential treatment of such Information by any such authority.

         (d) For the purposes of this Agreement, Information shall not be considered to be confidential if such Information is:

                           (A) in or passed into the public domain other than by
                  breach of this Article;

                           (B) known to a receiving party prior to the
                  disclosure by a disclosing party;

                           (C) disclosed to a receiving party without
                  restriction by a third party having the full right to disclose; or

                           (D) independently developed by a receiving party to
                  whom no disclosure of confidential Information relevant to such Information has been made.

         (e) This Section 6.6 shall survive the termination of this Agreement for a period of two years.

         Section 6.7 Force Majeure

         (a) Non-performance or defective performance of either party's obligations pursuant to this Agreement or delay in performing same shall not constitute a breach of this Agreement to the extent, and for as long as, it is due to reasons outside such party's control (in each case a "Force Majeure Event"), including, but not being limited to, governmental action, or requirement of regulatory authority, acts of God, terrorism, riots, revolution, lockouts, strikes, shortage of transportation, war, rebellion or other military action, fire, flood, explosion, sabotage, nuclear incidents, earthquakes, lightning, storms, sinkholes, epidemics, delays or non-performance of suppliers or subcontractors, natural catastrophes, or any other unforeseeable obstacles that a party is not able to overcome with reasonable efforts. The party prevented from fulfilling its obligations shall on becoming aware of such Force Majeure Event inform the other party in writing of such Force Majeure Event as soon as possible. If the Force Majeure Event continues for more than six (6) consecutive months, either party shall have the right to terminate the Agreement with immediate effect by written notice.

         (b) If the affected party fails to inform the other party of the occurrence of a Force Majeure Event in accordance with Section 6.7(a) above, then such party thereafter shall not be entitled to refer to such event as force majeure as a reason for non-fulfillment, to the extent such party is disadvantaged by such delay. This obligation does not apply if the Force Majeure Event is known by both parties or the affected party is unable to inform the other party due to the Force Majeure Event.

                                    ARTICLE 7
                              TERM AND TERMINATION

         Section 7.1 Term

         The term of this Agreement (the "Term") shall commence on the date hereof and, unless earlier terminated in accordance with this Article 7, shall expire on the fifth anniversary of the date hereof.

         Section 7.2 [Section intentionally omitted]

         Section 7.3 Termination by AWS

         So long as no material breach by AWS under this Agreement or the GSM Roaming Agreement has occurred and is continuing:

         (a) AWS may terminate its obligations under Articles 3, 4 and 5, and Sections 6.2 and 6.3 (without affecting DCS's rights with respect to mobile wireless services using TDMA), on five days' notice to DCS, upon a material breach of DCS's obligations under (i) Section 2.2, 2.3 or 2.4, which breach remains uncured 90 days after DCS has received written notice thereof or (ii)
Section 2.1 or 3.1, which breach remains uncured 30 days after DCS has received written notice thereof.

         (b) AWS may terminate its obligations under Articles 4 and 5, on 90 days' notice to DCS, in the event of a Section 7.3(b) Event.

         Section 7.4 Termination by DCS

         So long as no material breach by DCS under this Agreement or the GSM Roaming Agreement has occurred and is continuing (except such a breach shall not affect DCS's termination right under Section 7.4(b)):

         (a) DCS may terminate its obligations under Articles 2, 3, 5, and Sections 6.2, 6.3 and 6.4, on five days' notice to AWS, with respect to mobile wireless services using any technology, upon a material breach of AWS's obligations under Article 4 or 5 with respect to such technology, which breach remains uncured 90 days after AWS has received written notice thereof.

         (b) DCS may terminate its obligations under Articles 2, 3 and 5 on 90 days' written notice to AWS, with respect to mobile wireless services using any technology, in the event of a Change of Control of AWS if the acquiring company discontinues, or announces plans to discontinue, prior to expiration of the Term, supporting or selling such technology.

         (c) DCS may terminate its obligations under Articles 2, 3 and 5 on five days' written notice to AWS, with respect to mobile wireless services using GSM, GPRS and/or EDGE technology in any DCS Market, in the event that AWS terminates its obligations under Section 4 or 5 above with respect to such technology in such DCS Market, unless such termination by AWS is pursuant to Section 7.3(b) or
Section 8.1.1(b)(iii) of the GSM Roaming Agreement.

         Section 7.5 Effect of Termination

         Termination pursuant to Section 7.3 or 7.4 shall not relieve any party of any liability which at the time of termination has already accrued to such party or which thereafter may accrue in respect of any act or omission prior to such termination, nor shall any such termination affect in any way the survival of any right, duty or obligation of any party which is expressly stated elsewhere in this Agreement to survive termination hereof. The provisions of Articles 7, 8, 9 and 10 shall survive the termination of this Agreement for any reason.

                                    ARTICLE 8
                               DISPUTE RESOLUTION

         (a) If a dispute arises out of or relating to this Agreement, or the transactions contemplated hereby, or the construction, interpretation, performance, breach, termination, enforceability or validity thereof, whether such claim is based on rights, privileges or interests recognized by or based upon contract, tort, fraud, misrepresentation, statute, common law or any other legal or equitable theory, and whether such claim existed prior to or arises on or after the date hereof (a "Dispute"), the dispute resolution processes set forth in this Article 8 shall govern the resolution of such dispute.

         (b) If a Dispute cannot be resolved by the executives having primary managerial responsibility for the matter to which the Dispute pertains, the parties shall attempt in good faith to resolve such Dispute promptly by negotiation between executives who have authority to settle the Dispute and who are at the level of the executives who have negotiated this Agreement ("Senior Party Representatives").

         (c) A party may provide any other party notice (a "Dispute Notice") of any Dispute that has not been resolved in the normal course of business. Within ten business days after delivery of the Dispute Notice, the receiving party shall submit to each other party a response (the "Response"). The Dispute Notice and the Response shall each include (a) a statement setting forth the position of the party providing such notice and a summary of arguments supporting such position, and (b) the name and title of such party's Senior Party Representative and any other Persons who will accompany the Senior Party Representative at the meeting at which the parties will attempt to settle the Dispute. Within 30 business days after delivery of the Dispute Notice, the Senior Party Representatives of the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the Dispute. All reasonable requests for information made by one party to another will be honored.

         (d) If the Dispute has not been resolved within 50 business days after delivery of the Dispute Notice, or if the parties fail to meet within 30 business days after delivery of the Dispute Notice, any party may initiate arbitration of the Dispute as provided below. If no party initiates arbitration within 60 business days after delivery of the Dispute Notice, then the parties shall automatically be released from any and all liability for the Dispute.

         (e) All negotiations pursuant to this section shall be treated as compromise and settlement negotiations. Nothing said or disclosed, nor any document produced, in the course of such negotiations that is not otherwise independently discoverable shall be offered or received as evidence or used for impeachment or for any other purpose in any current or future arbitration. The parties agree that all communications and negotiations between the parties during the dispute resolution process, any settlements agreed upon during the dispute resolution process and any information regarding the other party obtained during the dispute resolution process (that are not already public knowledge) are confidential and may be disclosed only to employees and agents of the parties who shall have a "need to know" the information and who shall have been made aware of the confidentiality obligations set forth in this Article 8, unless the party is required by law to disclose such information.

         (f) If the Dispute is not resolved as provided in paragraphs (b) through (d) above, then any party may initiate arbitration proceedings by providing each other party notice of such initiation of arbitration. The Dispute shall then be settled by arbitration in accordance with the CPR Non-Administered Arbitration Rules in effect on the date hereof, by a panel of three arbitrators. Each Party shall select one of the three arbitrators and the two arbitrators so chosen shall select the third arbitrator. The arbitrators shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be chosen by the three arbitrators. The arbitrators shall be empowered to award only damages that are recoverable under the provisions of Article 9, and each party hereby irrevocably waives any right to recover any other damages with respect to any Dispute. The arbitrators shall not order pre-hearing discovery of documents or the taking of depositions, although the arbitrators may compel the attendance of witnesses and the production of documents at the hearing to the extent permitted by the CPR Non-Administered Arbitration Rules.

         (g) If a party does not provide a Dispute Notice within one year following the time the party first knows of the existence of the acts or omissions that give rise to the Dispute, the party shall be forever estopped from asserting the Dispute against any other party.

         (h) The reasonable out-of-pocket costs (including reasonable attorneys' fees and expenses) of the prevailing party and the fees of the arbitrators in any arbitration proceeding pursuant to this Article 8 shall be paid by the other party. The arbitrators shall determine which party is the prevailing party for purposes of this paragraph, and shall include such determination in their award. If the arbitrators determine that neither party is the prevailing party for purposes of this paragraph, then each party shall bear its own costs and expenses, including attorneys' fees and expenses, and the parties shall share equally the fees of the arbitrators.

         (i) Notwithstanding the foregoing, but subject to Section 4.3, nothing in this Agreement shall preclude the parties from seeking injunctive or other equitable relief from a court with regard to any breach of this Agreement.

                                    ARTICLE 9
                                 INDEMNIFICATION

         Section 9.1 Indemnification by DCS

         DCS shall indemnify and hold harmless AWS and its affiliates, and their respective members, managers, officers, employees, and agents and/or the legal representatives of any of them (each, a "AWS Indemnified Party"), against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) (collectively "Losses") incurred by them that arise out of or result from (a) any representation or warranty of DCS contained in this Agreement being untrue in any material respect as of the date on which it was made or (b) any material default by DCS or any of its affiliate in the performance of their respective obligations under this Agreement, except to the extent that any such Losses arise out of or result from the gross negligence or willful misconduct of AWS.

         Section 9.2 Indemnification by AWS

         AWS shall indemnify and hold harmless, DCS, its affiliates, and its members, managers, officers, employees, and agents and/or the legal representatives of any of them (each, a "DCS Indemnified Party"), against all Losses incurred by them that arise out of or result from (a) any representation or warranty of AWS contained in this Agreement being untrue in any material respect as of the date on which it was made or (b) any material default by AWS or any of its affiliates in the performance of their respective obligations under this Agreement, except to the extent that any such Losses arise out of or result from the gross negligence or willful misconduct of DCS.

         Section 9.3 Procedures

         (a) The terms of this Section 9.3 shall apply to any claim (a "Claim") for indemnification under the terms of Sections 9.1 and 9.2. The applicable AWS Indemnified Party or DCS Indemnified Party (each, an "Indemnified Party") shall give prompt written notice of such Claim to the indemnifying party hereunder (the "Indemnifying Party"), which may assume the defense thereof, provided that any delay or failure to so notify the Indemnifying Party shall relieve the Indemnifying Party of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure: The Indemnified Party shall have the right to approve any counsel selected by the Indemnifying Party (Friedman Kaplan Seiler & Adelman LLP and Edwards & Angell, LLP being deemed acceptable) and to approve the terms of any proposed settlement (unless such settlement provides only, as to the Indemnified Party, the payment of money damages actually paid by the Indemnifying Party). The Indemnifying Party shall advance to the Indemnified Party any of its reasonable attorneys' fees and other costs and expenses incurred in connection with the defense of any such action or proceeding. Each Indemnified Party shall agree in writing prior to any such advancement, that in the event he or it receives any such advance, such Indemnified Party shall reimburse the Indemnifying Party for such fees, costs, and expenses to the extent that it shall be determined that he or it was not entitled to indemnification under this Article 9. The right accruing to an Indemnified Party under this Article 9 shall not exclude any other right to which it or he may be lawfully entitled. Notwithstanding any of the foregoing to the contrary, the provisions of this Article 9 shall not be construed so as to provide for the indemnification of any Indemnified Party for any liability to the extent (but only to the extent) that such indemnification would be in violation of applicable law or such liability may not be waived, modified, or limited under applicable law, but shall be construed so as to effectuate the provisions of this Article 9 to the fullest extent permitted by law.

         (b) In the event that the Indemnifying Party undertakes the defense of a Claim, the Indemnifying Party will keep the Indemnified Party advised as to all material developments in connection with such Claim, including, but not limited to, promptly furnishing to the Indemnified Party copies of all material documents filed or served in connection therewith.

         (c) In the event that the Indemnifying Party, within ten business days after receiving written notice of any such Claim, fails to assume the defense thereof, the Indemnified Party shall have the right, subject to the Indemnifying Party's right to assume the defense pursuant to the provisions of this Article 9, to undertake the defense, compromise or settlement of such Claim for the account of the Indemnifying Party.

         (d) Notwithstanding anything herein to the contrary, neither party shall have any liability hereunder for consequential or punitive damages, even if apprised of the possibility of such damages.

                                   ARTICLE 10
                                  MISCELLANEOUS

         Section 10.1 Entire Agreement

         This Agreement and the GSM Roaming Agreement, together with any annexes, schedules and exhibits hereto and thereto, contain the entire agreement and understanding of the parties relating to the subject matter hereof and thereof, and supersede all prior negotiations, proposals, offers, agreements and understandings (written or oral) relating to such subject matter.

         Section 10.2 Amendment; Waiver

         Neither this Agreement nor any provision hereof may be amended or modified except in a writing signed by each of the parties. No failure or delay of any party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce any such right or power, preclude any other further exercise thereof or the exercise of any other right or power. No waiver by any party of any departure by any other party from any provision of this Agreement shall be effective unless the same shall be in a writing signed by the party against which enforcement of such waiver or consent is sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice or similar communication by any party to another shall entitle such other party to any other or further notice or similar communication in similar or other circumstances, except as specifically provided herein.

         Section 10.3 Specific Performance

         Subject to Section 4.3, the parties acknowledge that money damages may not be an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, in an arbitration or a court of competent jurisdiction, to the extent permitted hereunder, apply for specific performance or injunctive or other relief as such arbitration or court may deem just and proper in order to enforce this Agreement or to prevent violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

         Section 10.4 Remedies Cumulative

         All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall, unless otherwise specifically provided herein, be cumulative and not alternative, and the exercise or beginning of the exercise of any right, power or remedy thereof by a party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

         Section 10.5 Successors and Assigns

         This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. No party may assign its rights or delegate its duties under this Agreement without the written consent of the other party, except that DCS shall have the right to transfer or assign this Agreement in whole to a Subsidiary of DCS that directly or indirectly owns, operates and controls wireless communications systems in the DCS Markets and does not own, manage, operate or control any other wireless communications systems.

         Section 10.6 No Third Party Beneficiaries

         This Agreement is entered into solely for the benefit of the parties and no person other than the parties, their respective successors and permitted assigns, their affiliates to the extent expressly provided herein, and (to the extent provided in Article 9) the persons entitled to indemnification pursuant to Article 9, may exercise any right or enforce any obligation hereunder.

         Section 10.7 Further Assurances

         Each party will execute and deliver such further documents and take such further actions as any other party may reasonably request consistent with the provisions hereof in order to effect the intent and purposes of this Agreement.

         Section 10.8 Notices

         All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given or made (i) upon delivery if delivered personally (by courier service or otherwise) or (ii) upon confirmation of dispatch if sent by facsimile transmission (which confirmation shall be sufficient if shown on the journal produced by the facsimile machine used for such transmission), and all legal process with regard hereto shall be validly served when served in accordance with applicable law, in each case to the applicable addresses set forth below (or such other address as the recipient may specify in accordance with this Section):

                  If to DCS:

                          Dobson Cellular Systems, Inc.
                          14201 Wireless Way
                          Oklahoma City, OK 73134
                          Attention:  General Counsel
                          Fax: (405) 529-8765

                  with a copy to:

                          Edwards & Angell, LLP
                          2800 Financial Plaza
                          Providence, RI 02903
                          Attention:  David K. Duffell
                          Fax: (401) 276-6611

                  If to AWS:

                          AT&T Wireless Services, Inc.
                          7277 164th Avenue, NE
                          Redmond, WA 98052
                          Attention:  Mark D. Bradner
                          Fax: (425) 580-8405

                  with a copy to:

                          Friedman Kaplan Seiler & Adelman LLP
                          1633 Broadway
                          New York, NY 10019
                          Fax: (212) 833-1250
                          Attention: Matthew S. Haiken

         Section 10.9 Governing Law

         This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to principles of conflicts of law.

         Section 10.10 Severability

         If any term of this Agreement or the application thereof to any party or any circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such term to the other party or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law, so long as the economic and legal substance of this Agreement and the actions contemplated hereby is not affected in any manner adverse to any party.

         Section 10.11 Independent Contractors

         The parties are independent contractors, and this Agreement does not create a partnership or agency relationship between the parties, or any other relationship between the parties except as expressly set forth herein. No party shall have any right or authority to assume, create or incur any liability or obligation, express or implied, in the name or on behalf of any other party.

         Section 10.12 Counterparts

         This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument.

         Section 10.13 Construction

         Each of the parties hereto acknowledges that it has reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto. The captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the context may require. Unless otherwise specified, (a) the terms "hereof," "herein" and similar terms refer to this Agreement as a whole, (b) references herein to Articles or Sections refer to articles or sections of this Agreement and (c) the word "including" connotes the words "including without limitation" unless the context requires otherwise.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                                   AT&T WIRELESS SERVICES, INC.

                                                   By  /s/ Mark Bradner
                                                      -------------------------
                                                      Name:
                                                      Title:

                                                   DOBSON CELLULAR SYSTEMS, INC.

                                                   By  /s/ Everett R. Dobson
                                                      -------------------------
                                                      Name:
                                                      Title:

                                   SCHEDULE I
                                   DCS MARKETS

Cumberland MSA
Enid MSA
Hagerstown MSA
Anchorage MSA
AK-01A RSA
AK-02A RSA
AK-03  RSA
AZ-01A RSA
KS-05  RSA
MD-01  RSA
MD-02  RSA
MD-03  RSA
MI-03  RSA
MI-10  RSA
MO-01  RSA
MO-02A RSA
MO-04  RSA
MO-05A RSA
OK-02  RSA
OK-05A RSA
OK-06  RSA
OK-07A RSA
PA-10A RSA
TX-02  RSA
TX-09  RSA
TX-10  RSA
TX-16  RSA
Erie   MSA
Sharon MSA
Youngstown MSA
NY-03 RSA
OH-11 RSA
PA-01 RSA
PA-02 RSA
PA-06 RSA
PA-07 RSA

                                   SCHEDULE II
                               COMPARABLE MARKETS

*

----------

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission

                                  SCHEDULE 2.1
                                CONSTRUCTION PLAN

         DCS will install GSM/GPRS equipment in the following existing sites so as to provide coverage that is substantially comparable to the TDMA coverage now provided by these sites.

         2003 Q2
            *

         2003 Q3
            *

         2003 Q4
            *

         2004 Q1
            *

         2004 Q3
            *
----------

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission

                                  SCHEDULE 2.3
                          NETWORK PERFORMANCE STANDARDS

                          COMPREHENSIVE QUALITY METRICS

*

----------

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission

                                  SCHEDULE 2.4
                           CORE FEATURES AND SERVICES

*

----------

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission

                                  SCHEDULE 4.1
                                 OVERLAP MARKETS


*





---------
* Confidential information has been omitted and filed separately with the Securities and Exchange Commission.

                                  SCHEDULE 4.4
                                 TDMA CELL SITES


None